Exhibit 16

March 24, 2020

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Genesis Financial, Inc. that we understand will be filed on March 24, 2020. We agree with the statements contained therein as they relate to our Firm.

Very truly yours,

/s/ Peterson Sullivan LLP